                                                                    EXHIBIT 12.2



                                      PFS


                  (A DIVISION OF PEPSICO. INC. HELD FOR SALE)


               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES


                   (AMOUNTS IN THOUSANDS, EXCEPT RATIO DATA)



                                                       FISCAL YEAR                          SIX MONTHS
                                     -----------------------------------------------     -----------------
                                      1992      1993      1994      1995      1996        1996      1997
                                     -------   -------   -------   -------   -------     -------   -------
Income (loss) before income
  taxes............................  $64,751   $74,416   $73,966   $61,859   $64,177     $25,222   $26,700
Fixed charges......................   14,272    14,659    17,767    22,064    20,417       9,341    10,307
                                     -------   -------   -------   -------   -------     -------   -------
Earnings...........................  $79,023   $89,075   $91,733   $83,923   $84,594     $34,563   $37,007
                                     =======   =======   =======   =======   =======     =======   =======
Interest expense...................  $10,331   $10,282   $12,934   $17,613   $15,566     $ 7,102   $ 8,041
Amortization of deferred financing
  costs............................        0         0         0         0         0           0         0
Interest portion of rent expense...    3,941     4,377     4,833     4,451     4,851       2,239     2,266
                                     -------   -------   -------   -------   -------     -------   -------
Fixed charges......................  $14,272   $14,659   $17,767   $22,064   $20,417     $ 9,341   $10,307
                                     =======   =======   =======   =======   =======     =======   =======
Ratio of earnings to fixed
  charges..........................     5.54      6.08      5.16      3.80      4.14        3.70      3.59
                                     =======   =======   =======   =======   =======     =======   =======